Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended December 31, 2024 (the “Report”) of Amplify Commodity Trust (the “Registrant”) and its Fund, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Bradley H. Bailey, the Principal Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 14, 2025	By:	/s/ Bradley H. Bailey
	Name:	Bradley H. Bailey
	Title:	Principal Financial Officer
Amplify Commodity Trust